UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2010
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Coeur d’Alene Mines Corporation (the “Company”) is hereby reporting certain events and filing certain exhibits in connection with its public offering of $100,000,000 aggregate principal amount of its Senior Term Notes due December 31, 2012 (the “Notes”) and a number of shares of common stock of the Company equal to $3,750,000 divided by 90% of the average of the four lowest daily volume weighted average prices of the shares of common stock of the Company during the ten trading days commencing February 8, 2010 (the “Shares”). See “Item 9.01 Financial Statements and Exhibits.”
     On August 31, 2009, Coeur d’Alene Mines Corporation (the “Company”) filed an automatically effective registration statement on Form S-3 (No. 333-161617) (the “Registration Statement”) with the Securities and Exchange Commission, relating to the public offering, pursuant to Rule 415 under the Securities Act of 1933, as amended, of an unlimited amount of common stock, preferred stock, debt securities, warrants, depositary shares, purchase contracts, guarantees and units of the Company.
     On February 5, 2010, the Company filed, pursuant to Rule 424(b) under the Securities Act, a prospectus supplement, dated February 5, 2010, relating to the public offering of the Shares and the Notes. Settlement of the Shares is expected to occur on or around February 23, 2010. The Company issued and sold the Notes on February 5, 2010. The Notes were issued under an indenture, dated as of February 5, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of February 5, 2010 (the “Supplemental Indenture”), among the Company and the Trustee.
     All amounts due under the notes may be paid in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock. The stated rate of interest on the Notes is 6.5%, but payments made under the notes will be computed to give effect to recent share prices. Shares issued in payment of amounts due under the notes will be valued at 90% of the average of the four lowest daily volume weighted average prices of the Company’s common stock over a ten trading day period ending shortly before the payment date. Up to 50% of any payment may be paid in cash without any adjustment to give effect to share prices. If the cash portion of any payment exceeds 50%, then the excess cash amount will be paid in an amount equal to the market value of the number of shares that would have been issued for the excess amount if the Company had paid the excess amount in common stock. Principal and interest on the Notes are payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2010. The Notes mature on December 31, 2012, unless earlier redeemed or repurchased by the Company. The Notes are unsecured.
     The Shares and the Notes were sold pursuant to a Securities Purchase Agreement among the Company, Sonoma Capital Offshore, Ltd., Sonoma Capital, L.P., Manchester Securities Corp, JGB Capital L.P., JGB Capital Offshore Ltd. and SAMC LLC dated as of February 5, 2010 (the “Securities Purchase Agreement”). The closing of the sale of the Shares and the Notes occurred on February 5, 2010. The net proceeds payable from the offering of the Shares and the Notes, after deducting fees and expenses, were approximately $99.5 million and will be used for general corporate purposes.
     Copies of the Indenture, Supplemental Indenture, Notes, Securities Purchase Agreement and Press Release relating to the offering are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 99.1,

respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 in its entirety by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Description of Exhibit
4.1	Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of February 5, 2010

4.2	First Supplemental Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of February 5, 2010

4.3	Form of Senior Term Note due December 31, 2012, dated February 5, 2010 (included as part of Exhibit 4.2)

5.1	Opinion Letter of Kelli Kast, Esq.

5.2	Opinion Letter of Gibson, Dunn & Crutcher LLP

10.1	Securities Purchase Agreement among the Company, Sonoma Capital Offshore, Ltd., Sonoma Capital, L.P., Manchester Securities Corp, JGB Capital L.P., JGB Capital Offshore Ltd. and SAMC LLC, dated as of February 5, 2010

23.1	Consent of Kelli Kast, Esq. (included as part of Exhibit 5.1)

23.2	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.2)

99.1	Press Release dated February 5, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: February 9, 2010	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of February 5, 2010

4.2	First Supplemental Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of February 5, 2010

4.3	Form of Senior Term Note due December 31, 2012, dated February 5, 2010 (included as part of Exhibit 4.2)

5.1	Opinion Letter of Kelli Kast, Esq.

5.2	Opinion Letter of Gibson, Dunn & Crutcher LLP

10.1	Securities Purchase Agreement among the Company, Sonoma Capital Offshore, Ltd., Sonoma Capital, L.P., Manchester Securities Corp, JGB Capital L.P., JGB Capital Offshore Ltd. and SAMC LLC, dated as of February 5, 2010

23.1	Consent of Kelli Kast, Esq. (included as part of Exhibit 5.1)

23.2	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.2)

99.1	Press Release dated February 5, 2010

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